UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2023

Talos Energy Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38497	82-3532642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 3300 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a Form 8-K filed with the Securities and Exchange Commission on December 1, 2023, Talos Energy Inc. (the “Company”) previously reported the termination of Robert D. Abendschein, the Company’s Executive Vice President and Chief Operating Officer (the “Officer”).

In connection with that termination, on December 26, 2023, the Company entered into a Separation and Release Agreement with the Officer (the “Agreement”), pursuant to which the Officer releases the Company and its affiliates from certain liabilities and affirms the restrictive covenants with which he has an obligation to comply and the Company, in turn, confirms that it will provide the Officer with the payments and benefits that he has a legal right to under the existing terms of the Talos Energy Operating Company LLC Amended and Restated Executive Severance Plan (the “Severance Plan”) and the terms of the award agreements pursuant to which his outstanding equity awards were originally granted. The payments and benefits that the Officer has a right to, upon a qualifying termination without cause for a Tier 2 participant under the Severance Plan, are as follows: (A) a lump-sum cash payment equal to 1.5 times the sum of (x) his annualized base salary and (y) target amount for his annual cash bonus; (B) a pro-rated bonus for 2023, based on actual performance and paid at the time such bonuses are paid to other executives; and (C) partially subsidized continuation coverage for himself, his spouse and eligible dependents under the Company’s health plans for up to 18 months. Additionally, upon a termination without cause the Officer is entitled to accelerated vesting and settlement of his outstanding unvested restricted stock units that would have vested within the 12-month period following his termination and the deemed fulfillment of the service requirement with respect to a pro-rata portion of his performance share units granted in 2022 and 2023, the settlement of which will continue to be subject to the Company’s actual performance with respect to the applicable performance metrics through the end of the relevant performance periods. No new or additional benefits or compensation in excess of what the Officer has a legal right to in connection with a termination by the Company without cause will be provided to the Officer in connection with his termination of employment.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the terms of such agreement, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1†	Separation and Release Agreement by and between the Company and Robert D. Abendschein, effective December 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Identifies management contracts and compensatory plans or arrangements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date: December 29, 2023	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President, General Counsel and Secretary